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                                                                EXHIBIT 10(g)



                             THE HERTZ CORPORATION
                     EXECUTIVE INCENTIVE COMPENSATION PLAN


PURPOSE

The Hertz Corporation's Executive Incentive Compensation Plan (herein after referred to as the EICP) is intended to reward executives and key managers whose performance can materially influence the annual growth and profitability of the corporation.

ADMINISTRATION

The EICP will be administered by senior officers of The Hertz Corporation, ("Hertz"), in accordance with the terms and conditions of the EICP. The Chairman of the Board, and Chief Executive Officer of Hertz (the "Hertz CEO"), subject to the review and approval of the Hertz Corporation Compensation Committee; shall be authorized to interpret the EICP following such rules and regulations as Hertz may from time to time adopt. Performance criteria, award opportunities and payments are subject to the review and approval of the Hertz Corporation Compensation Committee.

PARTICIPATION

Participation, which will be designated by Hertz, is restricted to two employee groups of Hertz and its operating units: Executive and Key Management.

Designation as a participant in the EICP for any year shall not be construed as conferring any right to continued employment with Hertz or to continued participation in EICP in any subsequent year.

AWARD OPPORTUNITIES

Hertz will approve a target incentive award opportunity for each participant which shall be expressed as a percentage of the participant's annual salary during the EICP year. No participant may receive an award payment in any year which exceeds twice his target award opportunity.

PLAN PROVISIONS

Participants will be measured on either Hertz' results or a combination of Business Unit and Hertz' results, depending on their area of responsibility.

The Business Units will be established as follows:

     A. Domestic Rent A Car Division
     B. Worldwide Rent A Car
     C. Hertz Equipment Rental Corporation
     D. Hertz Claim Management Corporation
     E. Hertz Europe, Ltd.


AWARD DETERMINATIONS

Each year the Senior Officers of Hertz will establish measurement criteria for Hertz and each operating business unit based upon the approved Business Plan.
Note: When a contingency has been approved as part of the Business Plan, the Pre-Tax Business Plan without the contingency will prevail, up to 100% of the Target Award. Awards can not exceed 100% of the Target Award unless this is accomplished using the Business Plan with the contingency included.

At year end, based on actual operating results versus the established measurement criteria, Hertz will determine the award payment in accordance with the attached Appendices.

GENERAL FUND

EICP participants may be eligible for an award from the General Fund. The General Fund shall be made up of an amount up to .25% of the actual pre tax income of Hertz.

Eligibility for a General Fund Award is limited to EICP participants who have achieved outstanding accomplishments under difficult or unusual conditions. The General Fund will not be used to supplement earned formula awards.

Distribution of all, any or none of the General Fund shall be at the discretion of the Hertz Chief Executive Officer, subject to the review and approval of The Hertz Corporation Compensation Committee.

AWARD PAYMENTS

All approved EICP Awards will be paid in full, in cash, after applicable tax withholding, no later than March 31st of the following year.


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RIGHTS TO AWARD PAYMENTS

To be entitled to EICP award payments with respect to any year, a participant must have been a full time employee of Hertz, or any of its operating units, for the entire EICP year, or for such portion of the year which shall remain following Hertz's notification of participation in the EICP with respect for such year. To be eligible for an award a participant must have at least 3 months active service in the EICP during the EICP year. An exception may be made for employees who transfer into an eligible position from a previously bonusable position. A participant who retires, dies or becomes disabled during the EICP year or if a participant's employment is terminated due to a layoff resulting from a permanent reduction in force, organization realignment, discontinuance of an operation, sale of an operation to another company, lack of work or a location closing, prior to the end of the EICP year, the participant, or his beneficiary or estate, shall receive a prorated EICP payment at the time of regular award distribution. Participants who resign, or who are terminated for cause, prior to the distribution of award payments will not be eligible for an award. Time out on a leave of absence will not affect the bonus payment unless it is in excess of sixty days. The first sixty days of a leave of absence will be a grace period; time out in excess of sixty days will be prorated in accordance with EICP Provisions.

DEFERRAL OF AWARD PAYMENTS

With Hertz' approval, participants will be offered the opportunity of irrevocably deferring the receipt of award payments they may earn with respect to any year during which they were an EICP participant. Such elections to defer receipt of award payments must be made prior to the commencement of service for the EICP year. All deferred awards will be reflected on Hertz's books as general and unsecured obligations of Hertz, and no trust in favor of any participant shall be implied. Hertz shall determine the appropriate rate of interest which shall be credited annually to deferred awards.

AWARD LIMITATION

The maximum amount that may be awarded to all participants assigned to a particular business unit, based upon that business unit's performance, may not exceed 3% of the pre-tax income of the business unit.

The maximum amount that may be awarded to all participants of the Corporation may not exceed the greater of (a) 6% of the pre-tax income of the Corporation or (b) the aggregate amount of the business unit awards.

EFFECTIVE DATE AND TERM

The EICP is effective January 1, 1995 and shall continue until such time as it shall be amended, suspended or terminated by Hertz.

Hertz reserves the right to modify or suspend in whole or in part, any or all provisions of the EICP.

                                 APPENDIX I


                            THE HERTZ CORPORATION


I.    OBJECTIVES

      Those participants measured on the results of The Hertz Corporation are eligible to earn Awards based on the achievement of the following objectives weighted as indicated.

      The Hertz Corporation Pre Tax Income    60%
      The Hertz Corporation Return on Equity  40%

II.   AMOUNT OF BONUS AWARD

      The Award is based on performance against assigned objectives. Deviation from the objectives will result in payment of 0% to 200% of the Target Award based on the following scale:



                 Total   % of    Total   % of    Total   % of
                 Award   Target  Award   Target  Award   Target
                 Points  Award   Points  Award   Points  Award
                 ------  ------  ------  ------  ------  ------
              Below 70      0      96      90      123     146
                    70     25      97      92.5    124     148
                    71     27.5    98      95      125     150
                    72     30      99      97.5    126     152
                    73     32.5   100     100      127     154
                    74     35     101     102      128     156
                    75     37.5   102     104      129     158
                    76     40     103     106      130     160
                    77     42.5   104     108      131     162
                    78     45     105     110      132     164
                    79     47.5   106     112      133     166
                    80     50     107     114      134     168
                    81     52.5   108     116      135     170
                    82     55     109     118      136     172
                    83     57.5   110     120      137     174
                    84     60     111     122      138     176
                    85     62.5   112     124      139     178
                    86     65     113     126      140     180
                    87     67.5   114     128      141     182
                    88     70     115     130      142     184
                    89     72.5   116     132      143     186
                    90     75     117     134      144     188
                    91     77.5   118     136      145     190
                    92     80     119     138      146     192
                    93     82.5   120     140      147     194
                    94     85     121     142      148     196
                    95     87.5   122     144      149     198
                                                   150 and above  200


     Award points will be rounded to the nearest whole number.





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
III.  AWARD EXAMPLE

                                                                 Percentage                       Points
                                   Objective       Results       Achievement       Wtg            Achieved
                                   ---------       --------      -----------       ----           --------
     Pre Tax Income                110,000,000     117,150,000      106.50        60%               63.90
     Return on Equity              19.5            20.6             105.64        40%               42.26

                                                                               Total Points        106.16

In the preceding example 106.16 award points results in an award equal to 112% of the Target Award.

     EXAMPLE
     -------

     Base Salary                         $45,000
     Target Award (5.0%)                 $ 2,250
     Actual Award                        $ 2,520  (112% of Target)






All calculations for illustrative purposes only.





















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


                                 APPENDIX II

                                BUSINESS UNIT

I.   OBJECTIVES

     Those participants measured on the results of a Business Unit are eligible to earn separate awards as follows:

     BUSINESS UNIT
     60% of the Target Award will be based on the achievement of the following Business Unit objectives:


     - Pre Tax Income    60%
     - Return on Equity  40%


     THE HERTZ CORPORATION PERFORMANCE
     40% of the Target Award will be based on the achievement of the following Hertz Corporation objectives:

     - Pre Tax Income60%
     - Return on Equity40%

II.  AMOUNT OF BONUS AWARD

     Each award amount is based on performance against assigned objectives. Deviation from the objectives will result in payment of 0% to 200% of the Target Award based on the following scale:



   Total     % of       Total        % of      Total        % of
   Award   Target       Award        Target    Award       Target
  Points    Award       Points       Award     Points       Award
--------   ------       ------       ------    ------       ------
Below 70       0          96           90       123           146
      70      25          97           92.5     124           148
      71      27.5        98           95       125           150
      72      30          99           97.5     126           152
      73      32.5       100          100       127           154
      74      35         101          102       128           156
      75      37.5       102          104       129           158
      76      40         103          106       130           160
      77      42.5       104          108       131           162
      78      45         105          110       132           164
      79      47.5       106          112       133           166
      80      50         107          114       134           168
      81      52.5       108          116       135           170
      82      55         109          118       136           172
      83      57.5       110          120       137           174
      84      60         111          122       138           176
      85      62.5       112          124       139           178
      86      65         113          126       140           180
      87      67.5       114          128       141           182
      88      70         115          130       142           184
      89      72.5       116          132       143           186
      90      75         117          134       144           188
      91      77.5       118          136       145           190
      92      80         119          138       146           192
      93      82.5       120          140       147           194
      94      85         121          142       148           196
      95      87.5       122          144       149           198
                                                150 and above 200

     Award points will be rounded to the nearest whole number.

III.  AWARD EXAMPLE

      A)  BUSINESS UNIT


                                                Percentage        Points
                        Objective   Results     Achievement  Wtg  Achieved
      ----------------  ----------  ----------  -----------  ---  --------
      Pre Tax Income    65,000,000  66,924,000   102.96      60%   61.78
      Return on Equity  15.10       16.21        107.35      40%   42.94
                                                                  ------
       Total                                                      104.72


      In the preceding example 104.72 award points results in an award equal to 110% of the Division Target Award.

      B)  CORPORATE PERFORMANCE


                                                 Percentage        Points
                       Objective    Results      Achievement  Wtg  Achieved
     ----------------  -----------  -----------  -----------  ---  --------
     Pre Tax Income    110,000,000  117,150,000   106.50      60%   63.90
     Return on Equity  19.5         20.6          105.64      40%   42.22
                                                                   ------
      Total                                                        106.16


     In the preceding example 106.16 award points results in an award equal to 112% of the Target Award.

     EXAMPLE


          Base Salary                 $45,000

          Target Award (5.0%)           2,250



                                Target Award         Actual Award
                               --------------   ----------------------
          Rent A Car              1,350          1,485 (110% of Target)

          Corporate                 900          1,008 (112% of Target)

           Total                  2,250          2,493


     All calculations for illustrative purposes only.


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